UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2005

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26339	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2005, following a periodic review of director compensation, the Compensation Committee of the Board of Directors of Juniper Networks, Inc. approved the following compensation for non-employee members of the Board of Directors:

1. Annual retainers, paid on a quarterly basis, of $30,000 for service as a director, $10,000 for service on the Audit Committee, $5,000 for service on the Compensation Committee, and $5,000 for service on the Nominating and Corporate Governance Committee.

2. An additional annual retainer, paid on a quarterly basis, to the Chairman of the Audit, Compensation and Nominating and Corporate Governance Committees of $20,000, $5,000 and $5,000, respectively.

3. Meeting attendance fees of $1,250 for each Board meeting attended in person, $625 for each Board meeting attended by telephone or video conference, $625 for each Audit, Compensation, or Nominating and Corporate Governance Committee meeting attended in person and $312.50 for each such committee meeting attended by telephone or video conference.

4. Upon initial election as a director, the individual will be granted a stock option to purchase 50,000 shares of Common Stock which shall vest in 36 equal monthly installments and shall have a term of 10 years.

5. Upon the date of each regular Annual Meeting of Stockholders of Juniper Networks, Inc., each director will be granted a stock option to purchase 20,000 shares of Common Stock which shall vest in 12 equal monthly installments and shall have a term of 10 years.

The revised director compensation will take effect during the quarter ending September 30, 2005.

In addition, on August 4, 2005, the Compensation Committee approved a bonus program for certain employees, including Mr. Krishna Kolluri, an executive officer of Juniper Networks, Inc. This bonus is payable in October 2006 and is contingent upon achievement of objectives relating to Juniper Networks’ SSL VPN products. Mr. Kolluri could receive up to $677,683 pursuant to this bonus program.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

August 10, 2005	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Vice President, General Counsel and Secretary